UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 11, 2008 (January 7, 2008)

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MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

2008 Bonus Program

On January 7, 2008, the Chairman of the Compensation Committee of the Board of Directors of Massey Energy Company (the “Company”) approved, as authorized by the Compensation Committee of the Board of Directors on November 11, 2007 and ratified by the Board of Directors on November 12, 2007, the criteria selected for specific performance goals under the 2008 Bonus Program.  Those executive officers named in the Company’s 2007 Proxy Statement (the “Named Executive Officers”) given specific performance goals include Baxter F. Phillips, Jr., J. Christopher Adkins and Eric B. Tolbert.  Don L. Blankenship, the Company’s Chief Executive Officer and President, has a cash incentive award included in a separate Letter Agreement between the Company and Mr. Blankenship as disclosed in the Form 8-K filed on November 19, 2007.

As disclosed in the Form 8-K filed on November 16, 2007, under the 2008 Bonus Program, for the majority of participants with specific performance goals, including all of the Named Executive Officers, 50% of the cash target award is tied to specific performance criteria set by the Compensation Committee, 25% is tied to the achievement of certain levels of earnings before interest and taxes, or EBIT, set by the Compensation Committee, and 25% is based on the discretion of the Compensation Committee. Depending on whether the Company performance targets and, for those with specifically tailored performance goals, specific performance criteria targets, are met, or to what degree the targets are exceeded, and depending on whether the Compensation Committee makes a discretionary award to a participant, a participant may not receive a cash award at all or may receive up to a maximum of two times his or her cash target award.

Mr. Phillips has two specific performance goals: (i) average per ton realization and (ii) general and administrative cost reduction per ton, each constituting 50% of that portion of his cash target award attributed to specific performance.  Mr. Adkins has five specific performance goals: (i) safety performance, (ii) number of underground unit shifts, (iii) management of cash cost per ton, (iv) productivity of continuous miners (in terms of feet per shift), and (v) productivity of longwalls (in terms of feet of retreat per longwall per day), each constituting 20% of that portion of his cash target award attributed to specific performance. Mr. Tolbert has two specific performance goals: (i) management of liquidity and (ii) earnings after tax, each constituting 50% of that portion of his cash target award attributed to specific performance. The Compensation Committee set low, mid, and high targets for each of the foregoing criteria. Generally, the threshold level of the specific performance goals was set based on a level of performance that was believed to be achievable. The target level of the specific performance goals was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level of the specific performance goals was set based on a level of performance that was believed to be realizable upon the actualization of exceptional performance.  In addition, the Compensation Committee may take into account extraordinary, unusual or infrequently occurring events and transactions to adjust the performance goals used to determine whether or not the performance goals are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: January 11, 2008	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary